                                                                     Exhibit 3.1

                             THE COMPANIES ORDINANCE
                             -----------------------

     Memorandum of Association of a Private Company Limited by Shares

1.   The name of the Company is:

     NICE Systems Ltd.

2.   The objects for which the Company was founded are:

     2.1    To act, engage, render services, develop and manufacture products in all fields of technology and engineering (the definition of such goals hereinafter shall not derogate from the generality of this goal);

     2.2    To render research and development services for various plants, corporations and clients.

     2.3    To engage in the development and manufacture of various products in the company's fields of expertise, and to establish plants for such purpose, and to lease industrial tracts in various locations.

     2.4    To engage in planning scientific research and development for the
            Company and its plants.

     2.5    To engage in engineering and technological supervision of the performance of various tasks and projects.

     2.6    To engage in providing engineering and technological advice.

     2.7    To engage in the purchase, development, implementation and trading of inventions and ideas in various engineering and technology fields.

     2.8    To act as an agent and/or marketer and/or distributor of various products and devices and to render warranty maintenance and repair services for those devices.

     2.9    To register patents and trademarks in the name of the Company or of inventors and other patent holders and to trade therein.

     2.10   To join in any business or commercial activity, including industry, agriculture, the construction and execution branches in various areas of civil engineering, crafts, tourism, transportation, cateries, arts, printing, entertainment, studios, communications and newspapers, and to establish, initiate and maintain the same.

     2.11   To engage in the purchase, sale, agency, care, maintenance and rehabilitation of realty of personalty.

     2.12   To engage in assisting others in all that relates to the
            development, care maintenance, planning, initiation and advancement of branches, businesses and services as detailed in the remaining goals of the Company.

     2.13   To engage in any business or transaction for any purpose whose performance, in the opinion of the Company's managers, will be beneficial to the Company.

3.   The liability of the Company's members is limited.

4.   The share capital of the Company is seventy five million New Israeli
     Shekels (NIS 75,000,000) divided into seventy five million (75,000,000)
     Ordinary Shares of nominal value of NIS 1.00 each ("Ordinary Shares").

We whose names and addresses are listed below wish to organize into a corporation in accordance with this memorandum, and cach of us agrees to accept the number of shares in the Company which is listed opposite his name:

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name                Idoetry number   Address          Occupation        Number and       Signature
                                                                        Class of Shares
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H.I.T -Hermas       51-1080103       18 Abarbamel     Corporation       42 Ordinary      /z/
Intelligent                          Jerusalem                          Shares
Technologies Ltd.                                                       1 Management
                                                                        Share
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                                     18 Abarbamel                       58 Ordinary      /z/
David Ben-Zeev      5055219          Jerusalem        Advocate          Shares
                                                                        1 Management
                                                                        Share
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Today the 17th of September, 1986 in Jerusalem.

Witness to Signatures:                      Signature of Witness to Signatures:

Meir Zeiger, Adv.                           /z/
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